EXHIBIT 32.2

            CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
       RULE 13A-14(B)/15D-14(B) OF THE SECURITIES EXCHANGE ACT OF 1934 AND
                             18 U.S.C. SECTION 1350

   In connection with the Annual Report of Eugene Science, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jae Hong Yoo, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)) and 18 U.S.C. 1350, that to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 17, 2006                /s/ Jae Hong Yoo
                                    -----------------------------
                                    Jae Hong Yoo
                                    Chief Financial Officer
                                    (Principal Financial Officer)


This certification accompanies this Report pursuant to Rule 13a-14(b) or 15d-14(b) under the Securities Exchange Act of 1934, as amended, and 18 U.S.C.
Section 1350 and shall not be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934.